Exhibit 10.34
[Letterhead of Axeda Systems Inc.]

July 8, 2005

Laurus Master Fund, Ltd.
c/o Laurus Capital Management, L.L.C.
825 Third Avenue, 14th Floor
New York, NY 10022

Re: JMI Transaction

Gentlemen:

Reference is hereby made to (i) the $4,500,000 Secured Convertible Term Note dated October 5, 2004 (as amended, modified or supplemented from time to time, the “Note”) issued by Axeda Systems Inc. (“Axeda”) to Laurus Master Fund, Ltd. (“Laurus”), (ii) the Securities Purchase Agreement, dated as of October 5, 2004 (as amended, modified or supplemented from time to time, the “Purchase Agreement”) by and between Axeda and Laurus, (iii) the related Master Security Agreement dated October 5, 2005 by and among Axeda and certain of its subsidiaries on the one hand, and Laurus on the other hand (the “Security Agreement”) and (iv) the Related Agreements referred to in the Purchase Agreement (as each are amended, modified or supplemented from time to time, collectively, the “Related Agreements”). Reference is further made to the letter of intent dated June 29, 2005 regarding the proposed sale by Axeda and its subsidiaries (including Axeda Systems Operating Company, Inc. (“ASOC”)) of substantially all of the assets of their device relationship management business (the “Business”) to an entity affiliated with JMI Equity Fund V, L.P. (collectively, “JMI”) and the extension of loans in the aggregate principal amount of up to $1,500,000 by JMI to Axeda (the foregoing sale of assets of the Business referred to as the “Transaction”).

In order to induce Laurus to amend in part the priority of its security interests under the Security Agreement in connection with the Transaction, to enter into that certain Subordination Agreement by and among Axeda, JMI and Laurus dated as of the date hereof and to provide, concurrently with the payment to Laurus referred to in clause (1) below, all other consents necessary for the consummation of the Transaction, Laurus and Axeda hereby agree as follows:

(1)
Axeda shall pay to Laurus in full in cash simultaneously with the closing for the Transaction the outstanding principal and accrued and unpaid interest owed by the Company or any of its subsidiaries to Laurus under the Note, the Purchase Agreement, the Security Agreement and the Related Agreements, provided that Laurus shall have provided all consents required under the Note, the Purchase Agreement, the Security Agreement and the Related Agreements for the consummation of the Transaction and shall have released all liens against all of the assets to be transferred in the Transaction. Such payment to Laurus referred to in this clause (1), solely to the extent made simultaneously with the consummation of the Transaction, shall be in full satisfaction of all obligations owed by the Company or any of its subsidiaries to Laurus under the Note, the Purchase Agreement, the Security Agreement and the Related Agreements.

(2)
Laurus further agrees that its security interest in the assets of Axeda and its subsidiaries (including ASOC) shall be pari passu with the security interest in the assets of Axeda and its subsidiaries (including ASOC) to be granted to JMI with respect to the final tranches of the Bridge Loan up to $900,000. Laurus’ agreement set forth in this clause (2) is subject to the execution and delivery by JMI and Laurus of definitive documentation satisfactory to Laurus evidencing the intercreditor arrangements set forth in this clause (2).

In the event that bankruptcy proceedings are initiated by or against Axeda prior to the closing date for the Transaction, Laurus’ agreement set forth in clause (1) above to accept, in full satisfaction of all obligations owed by the Company or any of its subsidiaries to Laurus, the outstanding principal and accrued and unpaid interest owed by the Company or any of its subsidiaries under the Note, the Purchase Agreement, the Security Agreement and the Related Agreements shall be terminated, provided, however, that this letter shall not be deemed to be void ab initio in such event.

This letter replaces and supercedes all prior letters executed by Laurus and Axeda regarding the matters set forth herein.

Please countersign this letter in the space provided below to acknowledge that Laurus agrees to the terms stated in this letter, and return the countersigned letter to my attention at your earliest opportunity.

Best regards,

/s/ Karen F. Kupferberg

Karen F. Kupferberg
Chief Financial Officer

AGREED:

Laurus Master Fund, Ltd.

By: /s/ David Grin
Title: Director/Fund Manager
Date: July 8, 2005